Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Registration File Nos. 2-58660, 33-32880, 33-48803, 33-48804, 33-48807, 33-54349, 33-59603, 33-63389, 333-35741, 333-35739, 333-29627, 333-41828, 333-69776, 333-69778, 333-107195, 333-146400, 333-176084, and 333-176085), Registration Statements on Form S-3 (Registration File Nos. 333-67543, 333-108566, 333-136820, 333-161797 and 333-183214), and in Registration Statement on Form S-4 (Registration File No. 333-163405) of our report dated February 27, 2013 (May 10, 2013 as to the effects of changes in segments as disclosed in Notes 1, 6 and 16), relating to the financial statements of Marsh & McLennan Companies, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's retrospectively adjusted segment disclosures for a transfer of business between segments effective January 1, 2013) appearing in this Current Report on Form 8-K of Marsh & McLennan Companies, Inc. and subsidiaries.

/s/ Deloitte & Touche LLP
New York, New York
May 10, 2013